Exhibit 10.1

June 27th 2006

Multicell Technologies, Inc.

701 George Washington Highway

Lincoln

RI 02865

USA

Dear Sirs,

Worldwide Exclusive License Agreement dated December 31st 2005 made between Multicell Technologies, Inc. (“Multicell”) and Amarin Neuroscience Limited (“Amarin”) (the “Agreement”)

We refer to the discussions last month between Multicell and Amarin relating to the payment of the sum of $[Redacted] (the “Sum”) payable by Multicell to Amarin pursuant to Section 3.2(a) of the Agreement.

As per your proposal and our further discussions, it is agreed that the payment terms for the Sum shall be revised to payment by instalment (“Instalment(s)”) as follows;

•	$[Redacted] due on the later of (i) July 10th 2006; or (ii) 10 business days after the closing of a financing (either debt or equity) of Multicell (a “Financing”); and

•	$[Redacted] due within 30 days after the registration statement for an equity line for Multicell goes effective;

•	$[Redacted] due on October 31st 2006.

Notwithstanding the above, the Sum or any outstanding Instalment, shall in any event be due and payable in full by October 31st 2006.

In the event, Multicell raise finance in excess of $[Redacted] in a Financing (other than bridging finance or equity line credit), all outstanding payments are immediately payable.

In the event that Multicell defaults in paying any of the Sum and/or the Instalments and notwithstanding Section 9.2(a) of the Agreement, Amarin shall, at its option, thereafter be at liberty to terminate the Agreement on the giving of seven (7) days prior written notice to Multicell at any time.

For the avoidance of doubt Multicell shall have no cure period in respect of the non payment of the above Sum and/or the Instalments by the due date.

Amarin Neuroscience Ltd   •  Kings Park House    •  Laurelhill Business Park   •  Polmaise Road   •  Stirling FK7 9JQ   •  UK

Tel: +44 (0)1786 476000   •  Fax: +44 (0)1786 473137   •  Email: admin@amarin-neuro.com   •  www.amarin-neuro.com

Registered In Scotland No. 179838

Registered Office: Kings Park House   •  Laurelhill Business Park   •  Polmaise Road   •  Stirling FK7 9JQ   •  UK

In the event that this letter agreement is not counter signed by Multicell and returned to Amarin on or before 30th June 2006 then this letter agreement shall be null and void.

Save as set out above the parties’ respective rights and obligations under the Agreement shall remain unaffected.

Yours faithfully,

Duly authorised, for and on behalf of Amarin Neuroscience Limited

Amendment terms agreed

Duly authorised, for and on behalf of Multicell Technologies, Inc.

                     Date